UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2013 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 30, 2013, hhgregg, Inc. (the “Registrant”) held its Annual Meeting of Stockholders. Set forth below are the matters submitted by the Board of Directors to a vote of stockholders at this meeting and the final results of the voting on each proposal.

1.Election of Directors. The following nominees were elected to serve on the Registrant's Board of Directors until the next annual meeting of stockholders or until their respective successors are elected and qualified, as follows:

Director Nominee	For	Withheld	Broker Non-Votes

Gregory M. Bettinelli	23,794,750	119,417	3,620,162
Lawrence P. Castellani	19,093,548	4,820,619	3,620,162
Benjamin D. Geiger	23,553,579	360,588	3,620,162
Catherine A. Langham	23,564,539	349,628	3,620,162
Dennis L. May	23,726,685	187,482	3,620,162
John M. Roth	23,651,622	262,545	3,620,162
Michael L. Smith	23,739,690	174,477	3,620,162
Peter M. Starrett	19,094,679	4,819,488	3,620,162
Gregg W. Throgmartin	23,615,006	299,161	3,620,162
Kathleen C. Tierney	23,577,802	336,365	3,620,162
Darrell E. Zink	19,089,505	4,824,662	3,620,162

2.
Ratification of Appointment of Independent Registered Public Accountants. The appointment of KPMG LLP as the Registrant's independent registered public accountants for the fiscal year ending March 31, 2014 was ratified, as follows:

For	Against	Abstain	Broker Non-Vote

27,451,481	81,047	1,801	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: August 2, 2013	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Chief Financial Officer